UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Marchex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 20, 2021

Dear Stockholders of Marchex, Inc.,

We cordially invite you to attend our 2021 Annual Meeting of Stockholders. The Annual Meeting will be held on Friday, October 1, 2021, at 10:00 AM Pacific Time at Marchex, Inc., 520 Pike Street, Suite 2000, Da Vinci Boardroom, Seattle, Washington.

At this year’s Annual Meeting, the agenda will be as follows:

	Agenda Item	Board Recommendation
Proposal One	To elect four (4) individuals to serve on our Board of Directors for the ensuing year and until their successors are elected	FOR
Proposal Two	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	FOR
Proposal Three	To approve the Marchex, Inc. 2021 Stock Incentive Plan	FOR

For our 2021 Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which contains, among other things, our 2020 audited consolidated financial statements. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet, and how you can request and receive, free of charge, a printed copy of our proxy materials, including our 2020 Annual Report, the Notice of Annual Meeting, our proxy statement and a proxy card. The electronic delivery of our proxy materials will reduce our printing and mailing costs and minimize the environmental impact of the proxy materials.

The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the Annual Meeting, we hope that you will promptly cast your vote.

Thank you for your ongoing support and continued interest in Marchex, Inc.

Sincerely,
Marchex, Inc.

Francis J. Feeney
Secretary

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, Washington 98101

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 A.M. Pacific Time on Friday, October 1, 2021

Dear Stockholders of Marchex, Inc.:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Marchex, Inc., a Delaware corporation (“Marchex”), will be held on Friday, October 1, 2021, at 10:00 AM Pacific Time, at Marchex, Inc., 520 Pike Street, Suite 2000, Da Vinci Boardroom, Seattle, Washington, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect four (4) individuals to serve on our Board of Directors for the ensuing year and until their successors are elected;
2.	To ratify the appointment of Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	To approve the Marchex, Inc. 2021 Stock Incentive Plan (the “2021 Stock Incentive Plan”); and
4.	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR items 1, 2 and 3. The Board of Directors of Marchex has fixed the close of business on August 9, 2021 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet by following the voting procedures described in the Notice of Internet Availability of Proxy Materials. If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

We appreciate your continued support of Marchex.

By order of the Board of Directors,

Francis J. Feeney
Secretary

Seattle, Washington

August 20, 2021

Appendix A - 2021 Stock Incentive Plan

i

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 1, 2021

GENERAL INFORMATION

This proxy statement is being provided to solicit proxies on behalf of the Board of Directors of Marchex, Inc. for use at the 2021 Annual Meeting of Stockholders to be held on Friday, October 1, 2021, at 10:00 AM Pacific Time, at Marchex, Inc., 520 Pike Street, Suite 2000, Da Vinci Boardroom, Seattle, Washington, and at any adjournment or postponement thereof. We expect to first make this proxy statement available, together with our Annual Report for the fiscal year ended December 31, 2020, to stockholders on approximately August 20, 2021.

Our principal offices are located at 520 Pike Street, Suite 2000, Seattle, Washington 98101.

In this proxy statement, we refer to Marchex, Inc. as Marchex, we, us or the Company.

Internet Availability of Annual Meeting Materials

Under rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.

We intend to mail the Notice on or about August 20, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Who May Vote

Only holders of record of our Class A common stock and Class B common stock, at the close of business on August 9, 2021, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 4,660,927 shares of Class A common stock and 36,755,530 shares of Class B common stock were issued and outstanding. Each share of Class A common stock is entitled to twenty-five (25) votes at the Annual Meeting and each share of Class B common stock is entitled to one (1) vote at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters that come before the Annual Meeting; accordingly, throughout this proxy statement we refer generally to our outstanding Class A common stock and Class B common stock together as our "Common Stock."

What Constitutes a Quorum

Stockholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. The presence, in person or by proxy, of a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date constitutes a quorum. Abstentions and broker non-votes will count toward establishing a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a stockholder withholds such stockholder's vote by checking the "abstain" box on the proxy card, or similarly elects to abstain via the Internet voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of appointment of independent registered accounting firm.

Vote Required

Proposal One: Under applicable law and our current bylaws, the four (4) director candidates who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors.

Proposal Two: The ratification of the appointment of Moss Adams as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Proposal Three: The approval of the 2021 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Voting Process

Shares that are properly voted or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" Proposals No. 1, 2 and 3.

It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the holder of your shares on the records of our stock transfer agent, you may vote those shares via the Internet, or, if you request a printed copy of the proxy materials, via a proxy card for voting those shares included with the printed proxy materials. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you may instead receive a voting instruction form with this proxy statement that you may use to instruct your bank or brokerage firm how to vote your shares.

Voting on the Internet

You can vote your shares via the Internet by following the instructions in the Notice. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet even if you plan to attend the Annual Meeting.

Voting by Mail

You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as "proxies," to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.

Voting by Telephone

You may be able to vote by telephone. If so, instructions are included with your Notice. If you vote by telephone, you do not need to complete and mail your proxy card.

Attendance and Voting at the Annual Meeting

If you are the record holder of your shares, you may attend the Annual Meeting and vote in person. You will be required to present a form of photo identification for admission to the Annual Meeting. If you own your stock in street name, you may attend the Annual Meeting in person provided that you present a form of photo identification and confirmation of ownership, such as a recent brokerage statement or a letter from a bank or broker, but in order to vote your shares at the Annual Meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy.

Revocation

If you are the record holder of your shares, you may revoke a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of Marchex, Inc. a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Householding

The SEC permits companies to send a single Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail one copy of this proxy statement, together with our Annual Report for the fiscal year ended December 31, 2020, to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail, one copy of our fiscal 2020 Annual Report and this proxy statement. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses.

We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of our Common Stock held through brokerage firms. If your family has multiple accounts holding our Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the Notice, our fiscal 2020 Annual Report and this proxy statement. The broker will arrange for delivery of a separate copy of the Notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Solicitation of Proxies

We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail, telephone, personal contact and electronic means and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send Notices, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail.  Stockholders are requested to return their proxies without delay.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including, but not limited to, statements regarding our future operating results, financial position, prospects, acquisitions, dispositions, and business strategy, expectations regarding our growth and the growth of the industry in which we operate, and plans and objectives of management for future operations are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Quantitative and Qualitative Disclosures About Market Risk” sections in our filings with the Securities and Exchange Commission. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic may amplify many of these risks. We therefore caution you against relying on any of these forward-looking statements. Also, any forward-looking statement made by us in this proxy statement speaks only as of the date of this proxy statement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of August 9, 2021 by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of our Class A common stock or Class B common stock;
•	each of our directors and nominees for director;
•	each of our executive officers listed in the “Summary Compensation Table” (“NEOs”); and
•	all of our directors, nominees for director and executive officers as a group.

Percentage of beneficial ownership is based on 4,660,927 shares of our Class A common stock and 36,755,530 shares of our Class B common stock outstanding as of August 9, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable or issuable upon vesting within 60 days of August 9, 2021, are deemed outstanding. These shares are not, however, deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each beneficial owner listed below is c/o Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101.

	Shares Beneficially Owned				% Total
	Class A Common Stock		Class B Common Stock		Voting
Name and, as appropriate, Address of Beneficial Owner	Shares	%	Shares	%	Power (1)
5% Security Holders:
Edenbrook Capital, LLC (2)	—	—	13,445,095	36.6	8.8
116 Radio Circle
Mount Kisco, NY 10549
Renaissance Technologies LLC (3)	—	—	2,600,550	7.1	1.7
800 Third Avenue New York, NY 10022
Harbert Discovery Fund, LP (4)	—	—	1,355,958	3.7	1.4
2100 Third Avenue North, Suite 600
Birmingham, AL 35203
Named Executive Officers and Directors:
Michael Arends (5)	—	—	1,057,854	2.9	*
Dennis Cline (6)	—	—	215,260	*	*
Donald Cogsville (7)	—	—	90,623	*	76.5
Russell C. Horowitz (8)	4,660,927	100.0	730,418	2.0	*
Ryan Polley (9)	—	—	191,875	*
John Roswech(10)			412,500	1.1	*
M. Wayne Wisehart(11)	—	—	321,145	*
All directors and executive officers as a group (7 persons) (12)	4,660,927	100.0	3,019,675	8.2	78.0

Except as indicated in the footnotes below and except as subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

*	Beneficial ownership or total voting power, as the case may be, representing less than one percent.
(1)

Percentage of voting power represents voting power with respect to shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class A common stock shall be entitled to 25 votes per share of Class A common stock and each holder of Class B common stock shall be entitled to 1 vote per share of Class B common stock on all matters submitted to a vote of stockholders, except as may otherwise be required by law. The Class A common stock is convertible at any time by the holder into shares of Class B common stock on a share-for-share basis.

(2)

Based on the most recently available Form 4 filed with the SEC on April 13, 2021 by Edenbrook Capital, LLC (“Edenbrook”), an investment manager to certain private investment funds on its behalf; on behalf of Jonathan Brolin (“Brolin”), an individual; and on behalf of Edenbrook Long Only Value Fund, LP (“Edenbrook Fund”). Edenbrook and Brolin report beneficial ownership of 1,322,338 shares of our Class B common stock. Edenbrook Long Only Value Fund, LP and Brolin report beneficial ownership of 12,122,757 shares of our Class B common stock.

(3)

Based on the most recently available Schedule 13G/A filed with the SEC on February 11, 2021 by Renaissance Technologies LLC ("Renaissance"), an investment advisor on its behalf and on behalf of Renaissance Technologies Holdings Corporation ("Renaissance Holdings Corporation"). Renaissance and Renaissance Holdings Corporation each report beneficial ownership of 2,600,550 shares of our Class B common stock, sole voting power as to 2,310,559 shares of our Class B common stock, and sole dispositive power as to 2,600,550 shares of our Class B common stock.

(4)

Based on the most recently available Schedule 13D filed with the SEC on March 8, 2021 by Harbert Discovery Fund, LP; Harbert Discovery Fund GP, LLC; Harbert Fund Advisors, Inc.; Harbert Management Corporation; Jack Bryant; Kenan Lucas; and Raymond Harbert report beneficial ownership of 1,355,958 shares of our Class B common stock and shared voting and dispositive power with respect to 1,355,958 shares of our Class B common stock.

(5)

Includes: (1) 355,500 shares of restricted stock subject to vesting; (2) 18,100 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Arends; and (3) 6,500 shares of Class B common stock held in an Individual Retirement Account for the benefit of Diana Arends, Mr. Arends’ wife.

(6)

Includes: (1) 7,500 shares of restricted stock subject to vesting; (2) 45,000 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 9, 2021; (3) 28,500 shares of our Class B common stock held by DMC Investments, LLC, a limited liability company of which Mr. Cline is the managing member; and (4) 10,000 shares of our Class B common stock held by the Colburn Cline Trust for the benefit of Colburn Cline, the son of Mr. Cline, for which shares Mr. Cline disclaims beneficial ownership.

(7)

Includes: (1) 15,000 shares of restricted stock subject to vesting; and (2) 45,000 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 9, 2021.

(8)

Includes: (1) 4,660,927 shares of our Class A common stock held by MARRCH Investments, LLC; (2) 205,500 shares of restricted stock subject to vesting; and (3) 5,000 shares of Class B common stock held in an Individual Retirement Account for the benefit of Mr. Horowitz. Mr. Horowitz is the managing member of MARRCH Investments, LLC and, as such, may be deemed to exercise voting and investment power over the shares held by all of these entities.

(9)

Includes 113,7500 shares of restricted stock subject to vesting; and (2) 46,875 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 9, 2021.

(10)

Includes 238,333 shares of restricted stock subject to vesting; and (2) 87,500 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 9, 2021; and (3) 10,000 of purchased Class B common stock.

(11)

Includes 22,500 shares of restricted stock subject to vesting; and (2) 45,000 shares of Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 9, 2021.

(12)

Includes an aggregate of: (1) 4,660,927 shares of our Class A common stock; (2) 2,750,300 shares of our Class B common stock which includes 10,000 shares for which beneficial ownership has been disclaimed; and (3) 269,375 shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of August 9, 2021.

PROPOSAL ONE—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors currently consists of four (4) individuals. Directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The names and the respective ages of the four (4) nominees as of August 9, 2021 are set forth below:

Name	Age	Position	Director Since
Dennis Cline (1)(2)(3)	61	Director	May 2003
Donald Cogsville (1)(2)(3)	56	Director	April 2019
Russell C. Horowitz	55	Executive Chairman and Co-CEO	August 2017
M. Wayne Wisehart (1)(2)(3)	75	Director	November 2008
(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Compensation Committee.

Set forth below is a description of the business experience of each current director, including a discussion of the specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that those individuals should serve as our directors.

Dennis Cline. Mr. Cline has served as a member of our Board of Directors since May 2003. Previously, Mr. Cline served on the board of advisors of Blackstratus, a provider of security information event management products and services from 2014 through 2019. Mr. Cline served on the board of directors of TraceSecurity, a provider of cloud-based security solutions, from 2003 to 2015. From 2004 to 2006, Mr. Cline served as Chief Executive Officer and Executive Chairman of netForensics, a provider of security event information management. Prior to joining netForensics as its Chief Executive Officer, Mr. Cline was Managing Partner of DMC Investments, a firm he founded in 2000, which provides capital and consulting services to technology companies. From 1988 to 2000, Mr. Cline was the CEO of DirectWeb, a provider of computer hardware and Internet access for consumers. Prior to DirectWeb, Mr. Cline was a senior executive at Network Associates, a provider of computer security solutions. Mr. Cline received his J.D. from Rutgers School of Law and his B.A. from Rutgers University. Mr. Cline brings extensive governance, marketing, sales and broad management expertise to the board.

Donald Cogsville. Mr. Cogsville has served as a member of our Board of Directors since April 2019.  Mr. Cogsville is the Chief Executive Officer of The Cogsville Group, LLC, a New York-based, private equity real estate investment firm founded in 2007.  Mr. Cogsville began his career as an attorney in the Structured Finance Group at Skadden, Arps, Slate, Meagher & Flom LLP. Subsequently, Mr. Cogsville joined the Leveraged Finance Group at Merrill Lynch as an investment banker.  Additionally, Mr. Cogsville serves or has served on the Board of Visitors of University of North Carolina, The New York Urban League, Jazz at Lincoln Center, The Amsterdam News Editorial Board and founded the non-partisan voter registration initiative, Citizen Change. Mr. Cogsville received his J.D. from Rutgers School of Law and his B.A. from University of North Carolina at Chapel Hill. Mr. Cogsville brings extensive operational, finance and transactional experience to the board.

Russell C. Horowitz. Mr. Horowitz is a founder of our Company and has served as our Executive Chairman since April 2019 and as our Co-CEO, including previously as a member of the Office of the CEO since October 2016. Previously, Mr. Horowitz served as our Executive Director since August 2017. Immediately prior, Mr. Horowitz, served as a consultant to the Company from May of 2016 through August 2017. Prior to serving as a consultant to the Company, Mr. Horowitz served as Executive Director from February 2015 to May 2016 and as CEO, Treasurer and Chairman of the Board from inception to February 2015. Mr. Horowitz was previously a founder of Go2Net, a provider of online services to merchants and consumers, including merchant Web hosting, online payment authorization technology, and Web search and directory services. He served as its Chairman and Chief Executive Officer from its inception in February 1996 until its merger with InfoSpace in October 2000, at which time Mr. Horowitz served as the Vice Chairman and President of the combined company through the merger integration process. Additionally, Mr. Horowitz served as the Chief Financial Officer of Go2Net from its inception until May 2000. Prior to Go2Net, Mr. Horowitz served as the Chief Executive Officer and a director of Xanthus Management, LLC, the general partner of Xanthus Capital, a merchant bank focused on investments in early-stage companies, and was a founder and Chief Financial Officer of Active Apparel Group, now Everlast Worldwide. Mr. Horowitz received a B.A. in Economics from Columbia College of Columbia University. Mr. Horowitz brings historic knowledge and continuity together with extensive operational and industry expertise to the board.

M. Wayne Wisehart. Mr. Wisehart has served as a member of our Board of Directors since November 2008. From February 2010 to November 2010, Mr. Wisehart served as Chief Financial Officer for All Star Directories, a publisher of online and career school directories. Mr. Wisehart previously served as the Chief Financial Officer of aQuantive, Inc. (formerly Avenue A Media, Inc.), a leading global digital marketing company, which was acquired by Microsoft in August 2007. Prior to aQuantive, Mr. Wisehart served as Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, which was acquired by Alltel in August 2005. Mr. Wisehart also served as the Chief Financial Officer from 2000 to 2002 of iNNERHOST, Inc., a Web hosting service’s company, as President and Chief Executive Officer from 1999 to 2000 of TeleDirect International Inc., a company that provide customer interaction systems, and as the President and Chief Executive Officer from 1997 to 1998 of Price Communications Wireless. Mr. Wisehart also serves on the Board of Directors of Centri Technology, Inc. Mr. Wisehart received a B.S. degree in Business from the University of Missouri-St. Louis. Mr. Wisehart brings extensive financial and accounting expertise to the board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors determined that, other than Mr. Horowitz, each of the members of the board is an independent director in accordance with NASDAQ listing standards.

Committees and Meeting Attendance

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the board. Copies of these charters are available on our website at www.marchex.com. The Board of Directors held ten meetings and took action by written consent on thirteen occasions during the fiscal year ended December 31, 2020. Each of the standing committees of the board held the number of meetings indicated below. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and committees of the board on which such director served during that period. We encourage director representation at our annual meetings of stockholders.

The following table sets forth the three standing committees of the board, the members of each committee, the number of meetings held by each committee, and the number of committee actions taken by written consent during the 2020 fiscal period:

Name of Director	Audit	Compensation	Nominating and Governance
Dennis Cline	Member	Member	Chair
Donald Cogsville	Member	Chair	Member
M. Wayne Wisehart	Chair	Member	Member
Number of Meetings	9	3	3
Action by Written Consent	4	5	1

Audit Committee

The Audit Committee is currently comprised of Messrs. Wisehart (Chair), Cogsville and Cline. Each of the members of the Audit Committee is independent for purposes of the NASDAQ listing standards as they apply to Audit Committee members and each member of the Audit Committee is an Audit Committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a charter that is available on our website at www.marchex.com. The functions of the Audit Committee include reviewing, with the Company’s independent registered public accounting firm, the scope and timing of the independent registered public accounting firm’s services, the independent registered public accounting firm’s report on the Company’s consolidated financial statements and internal control over financial reporting following completion of the Company’s audits, and the Company’s internal accounting and financial control policies and procedures, and making annual recommendations to the Board of Directors for the appointment of independent registered public accounting firm for the ensuing year. Additional information regarding the Audit Committee is set forth in the Audit Committee Report below.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Cogsville (Chair), Cline and Wisehart. Each of the members of the Compensation Committee is independent for purposes of the NASDAQ listing standards. The Compensation Committee operates under a charter that is available on our website at www.marchex.com.

The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company’s compensation policies and practices; (ii) reviewing and approving annual compensation and compensation procedures for the Company’s executive officers; and (iii) overseeing and recommending director compensation to the Board of Directors. More specifically, the Compensation Committee’s responsibilities include overseeing the Company’s general compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; making recommendations to the Board of Directors with respect to, and administering, the Company’s incentive compensation and equity-based compensation plans, including the Company’s stock option plan and employee stock purchase plan; reviewing and approving compensation procedures for the Company’s executive officers; recommending to the independent directors for approval the compensation of the Company’s executive officers based on relevant corporate goals and objectives and the Board of Directors’ performance evaluation of the Company’s executive officers; reviewing and recommending to the Board of Directors employment, retention, restricted stock and severance agreements for executive officers, including change in control provisions, plans or agreements; reviewing the compensation of directors for service on the Board of Directors and its committees. Regarding most compensation matters, including executive and director compensation, the Company’s management provides recommendations to the Compensation Committee. The Compensation Committee has delegated its authority to grant equity and other awards under the Company’s stock incentive plan to eligible employees who are not executive officers to the Equity Grant Subcommittee within certain pre-approved limits and such committee regularly reports any grants made to the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of Messrs. Cline (Chair), Cogsville and Wisehart. Each of the members of the Nominating and Governance Committee is independent for purposes of the NASDAQ listing standards. The Nominating and Governance Committee operates under a charter that is available on our website at www.marchex.com. The Nominating and Governance Committee identifies individuals qualified to become board members, recommends to the board those persons to be nominated for election to our board at the annual meeting of stockholders, develops and recommends to the board a set of corporate governance principles applicable to the Company and oversees the annual evaluation of the board.

Nomination of Directors

The Nominating and Governance Committee may use third party executive search firms to help identify prospective director nominees. The Nominating and Governance Committee has not established specific minimum age, education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the stockholders as a whole rather than special interest groups or constituencies. The Nominating and Governance Committee considers each candidate’s character, integrity, judgment, skills, background, experience of particular relevance to the Company, ability to work well with others and time available to devote to board activities, among other factors. The Nominating and Governance Committee also considers the interplay of a candidate’s background and expertise with that of other board members, and the extent to which a candidate may be a desirable addition to any committee of the board. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

The Nominating and Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Governance Committee does not assign specific weights to particular criteria. Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Nominating and Governance Committee believes that it is essential that the board members represent diverse viewpoints. The Nominating and Governance Committee’s goal is to assemble a board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

Our evaluations of potential directors include, among other things, an assessment of a candidate’s background and credentials, personal interviews, and discussions with appropriate references. Once we have selected appropriate candidates, we present them to the full board for election if a vacancy occurs or is created by an increase in the size of the board during the course of the year, or for nomination if the director is to be first elected by stockholders.

Marchex stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names and appropriate supporting background and biographical information to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: Secretary. The recommendation must include any relevant information, including the candidate’s name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and the Company within the last three years. Acceptance of a recommendation does not mean that the committee will ultimately nominate the recommended candidate.

Code of Conduct and Code of Ethics

The Company has adopted a code of conduct applicable to each of the Company’s officers, directors and employees, and a code of ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s senior financial officers, as contemplated by Section 406 of the Sarbanes-Oxley Act of 2002 and both codes are available on our website at www.marchex.com.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to ensure effective corporate governance which are available on our website at www.marchex.com.

Board Leadership Structure

The Board of Directors does not have a specific policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board. The Board of Directors is responsible for the control and direction of the Company.

The Board of Directors is currently comprised of independent members, as independence is defined under the NASDAQ Listing Standards along with the Executive Chairman. The leadership structure of the Company has varied over time as the demands of the business, the composition of the Board, and the ranks of our senior executives have changed, and the Board has utilized this flexibility to establish the most appropriate structure at any given time.

Currently the duties and responsibilities of the chief executive officer are performed by the Co-CEOs Michael Arends and Russell C. Horowitz.

Board’s Role in Risk Management

The Board of Directors, as a whole and also at the committee level, is responsible for oversight of our risk assessment and management process. Management is responsible for the Company’s day-to-day risk management activities. The Audit Committee periodically reviews risks and exposures associated with financial matters and financial reporting, the Compensation Committee oversees risks relating to compensation programs and policies, and the Nominating and Governance Committee oversees risks associated with Board and corporate governance matters. Furthermore, the Board of Directors periodically reviews risk management matters, including as part of its ongoing corporate strategy review, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

Board Effectiveness

The Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Executive Session

The corporate governance guidelines provide that the Company’s independent directors shall meet regularly (not less than two times per year) in executive session at which only the Company’s independent directors shall be present. The independent directors met in executive session three times during the fiscal year ended December 31, 2020.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2020, are or have been an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2020, none of the Company’s executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Communications with Directors

The Board of Directors provides a process for Marchex stockholders to send communications to the Board of Directors. Any stockholder who desires to contact the Board of Directors may do so by writing to: Marchex, Inc., 520 Pike Street, Suite 2000, Seattle, Washington 98101, Attention: Secretary. Communications received by mail will be screened by the Secretary for appropriateness before either forwarding to or notifying the members of the Board of Directors of receipt of a communication.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

The Audit Committee has reappointed the firm of Moss Adams LLP (“Moss Adams”) to serve as our independent registered public accounting firm for the current fiscal year. Stockholder ratification of the selection of Moss Adams as Marchex’s independent registered public accounting firm is not required by Marchex’s bylaws, Delaware corporate law or otherwise. Notwithstanding the foregoing, the Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Moss Adams as our independent registered public accounting firm, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2021 and will consider the appointment of another independent registered public accounting firm. Moss Adams was the independent registered public accounting firm for the year ended December 31, 2020. Representatives of Moss Adams are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders present at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP.

In addition to audit services, Moss Adams also provided certain non-audit services to Marchex in 2019 and 2020. The terms of Marchex’s engagement with Moss Adams provides for alternative dispute resolution procedures.

INDEPENDENT REGISTERED ACCOUNTING FIRM FEES

On June 23, 2017, the Audit Committee approved the selection of Moss Adams to serve as Marchex’s independent registered public accounting firm.

Accounting Fees and Services

During fiscal years 2019 and 2020, Moss Adams provided professional services in the following categories and amounts:

Fee Category	2019	2020
	Moss Adams	Moss Adams
	($)	($)
Audit Fees (1)	358,000	539,000
Audit-Related Fees (2)	44,000	43,000
Tax Fees (3)	90,000	—
Total All Fees	492,000	582,000

(1)

Audit Fees consist of professional services rendered for the audit of Marchex’s fiscal year consolidated financial statements and effectiveness of the internal control over financial reporting, interim review of the condensed consolidated financial statements included in the quarterly reports, and consent and review of registration statements.

(2)	Audit-Related Fees consist of professional services rendered for assurance and related services.
(3)	Tax fees consist of fees for professional services for tax return preparation and consultation on matters related to, state and local tax considerations and tax credits.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Moss Adams and the Audit Committee has concluded that it is.

The Audit Committee pre-approved 100% of the 2019 and the 2020 services and fees above pursuant to the pre-approval policy described below.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the fiscal year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget for each category. The Audit Committee’s charter delegates to its chairman the authority to address any requests for pre-approval of services between Audit Committee meetings, and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We reviewed Marchex’s audited financial statements for the fiscal year ended December 31, 2020 and discussed these financial statements with Marchex’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Marchex’s management is responsible for Marchex’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Marchex’s independent registered public accounting firm, Moss Adams LLP (“Moss Adams”), is responsible for performing an independent audit of Marchex’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report on those financial statements. Our responsibility is to monitor and review these processes. We also reviewed and discussed with Moss Adams the audited financial statements and the matters required by SEC Regulation S-X Rule 2-07 and Auditing Standard No. 1301, Communications with Audit Committees.

Moss Adams provided us with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. This rule requires independent registered public accounting firms annually to disclose in writing all relationships that in the independent registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. In addition to engaging in this discussion with Moss Adams regarding its independence, we also considered whether Moss Adams’ provision of other, non-audit related services to Marchex is compatible with maintaining Moss Adams’ independence.

Based on our discussions with management and Moss Adams, and our review of information provided by management and Moss Adams, we recommended to the Marchex Board of Directors that the audited financial statements be included in Marchex’s Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

THE AUDIT COMMITTEE

Dennis Cline

Donald Cogsville

M. Wayne Wisehart, Chair

ADDITIONAL INFORMATION RELATING TO OUR EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

Our executive officers, their positions with the Company and their respective ages, are as follows:

Name	Age	Position
Michael Arends	50	Co-CEO
Russell C. Horowitz	55	Executive Chairman and Co-CEO
Ryan Polley	49	Chief Product and Strategy Officer
John Roswech	53	Chief Revenue Officer

Biographical information for our executive officer who also serves as a director is set forth above. Biographical information for our other executive officers is set forth below.

Michael Arends. Mr. Arends has served as our Co-CEO, including previously as a member of the Office of the CEO since October 2016, and served as our Chief Financial Officer from May 2003 through April 2021. Prior to joining Marchex, Mr. Arends held various positions at KPMG since 1992, most recently as a Partner in KPMG’s Pacific Northwest Information, Communications and Entertainment assurance practice. Mr. Arends is a Certified Public Accountant and a Chartered Accountant and received a Bachelor of Commerce degree from the University of Alberta.

Ryan Polley. Mr. Polley has served as our Chief Product and Strategy Officer since March 2020. Prior to joining Marchex, Mr. Polley was the Chief Product Officer for Kargo Global, Inc., a position he held since 2017. Prior to Kargo, Polley was the Senior Vice President of Product Management and Strategy at the Rubicon Project. Mr. Polley received a Bachelor of Arts, International Studies from the University of Washington.

John Roswech. Mr. Roswech has served as our Chief Revenue Officer since December 2019. Prior to joining Marchex, Mr. Roswech was the Executive Vice President of Criteo Brand Solutions for Criteo SA, a position he had held since 2017. Prior to Criteo, Roswech was the Chief Revenue Officer at Hooklogic, Inc. from 2012 to 2017 and the President of Jingle Networks, Inc. from 2006 to 2012.  Mr. Roswech received a Bachelor of Science, Business degree from the University of Maine.

Compensation Discussion and Analysis

The Role of Stockholder Say-on-Pay Votes

In October 2020, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 93% of stockholder votes cast in favor of the say-on-pay proposal. The Compensation Committee believes this affirms the stockholders’ support of our approach to executive compensation and did not change its approach in 2020.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers.

Overview

Our “named executive officers”, or “NEOs”, are:

Michael Arends	Co-CEO
Russell C. Horowitz	Executive Chairman and Co-CEO
Ryan Polley	Chief Product and Strategy Officer
John Roswech	Chief Revenue Officer

You can find detailed information regarding the compensation we paid to our NEOs in the tables that begin on page 17.

Our executive compensation programs are intended to serve two related goals:

•

Long-Term Retention of our Strong Management Team. We believe that our continued success depends on our ability to retain our experienced, complementary and dedicated management team. Although we always consider the ultimate interest of our stockholders in setting NEO compensation, we also must acknowledge that our executives face many career options and we therefore must provide strong incentives for them to continue to participate in our growth.

•

Long-Term Growth in Stockholder Value. We believe that management compensation packages should reflect as much as possible the risk and opportunity experienced by our stockholders. As a result, we strongly emphasize performance-based compensation arrangements which reward NEOs for contributions to our long-term growth and overall corporate success.

We believe that this long-term focus will appropriately reward our management team for performance that will most benefit our Company and stockholders. We think that a focus on shorter-term results could inappropriately over- or under-compensate our executives due to short-term fluctuations that do not as accurately reflect our corporate growth and the corresponding benefit to our stockholders.

Annual cash bonuses to our Co-CEOs are generally paid under our annual incentive plan, which ties such bonus payments directly to our annual corporate performance.

The Compensation Committee is responsible for setting the compensation and benefits for our executive officers, to determine distributions and grants of awards under our various stock and other incentive plans and to assume responsibility for all matters related to the foregoing. Meetings of the Compensation Committee are called by the chair of the committee and the chair sets the agenda for each committee meeting. In performing its responsibilities, the Compensation Committee typically invites, for all or a portion of each meeting, our Co-CEOs and other members of management to its meetings. Our Co-CEOs meet with the Compensation Committee on an ongoing basis to discuss the objectives and performance of Marchex’s other NEOs, if any. For compensation decisions relating to our executive officers, the Compensation Committee considers recommendations from our Co-CEOs, who utilize various industry compensation surveys as part of our company wide annual compensation review process. After receipt and discussion of such recommendations with our Co-CEOs, the Compensation Committee meets to ultimately determine the compensation packages for each of our executive officers. Our Co-CEOs do not participate in deliberations regarding their individual compensation.

Role of a Compensation Consultant

The Company does not typically use a compensation consultant for executive compensation matters; the Company did not use a compensation consultant for the 2020 period.

NEO Compensation for 2020

Our Compensation Committee in reviewing our executive compensation packages assesses salary, salary history, the number and value of shares owned by our executives, prior equity grants and vesting and exercise history. The Compensation Committee also considers data regarding compensation paid at public media, internet and technology-based companies of comparable size to our Company and which could compete for the services of our NEOs. Although the compensation practices of our competitors instruct our review, we use that data only to gain perspective and do not “benchmark” our compensation to any particular level.

Competitive Positioning

The Compensation Committee periodically reviews competitive data regarding compensation at various comparable peer companies. We do not benchmark compensation levels to fall within specific ranges compared to selected peer groups in our industry. We use the information developed by management and counsel using proxy data for peer group companies to gain a general understanding of current compensation practices.

Base Salary

The 2020 salaries shown in the Summary Compensation Table on page 17 were set by our Compensation Committee based on the compensation review discussed above, as well as a consideration of each NEO’s total compensation package including prior equity grants, exercise history, and existing stock ownership. Base salaries are a necessary part of our compensation program and provide executives with a fixed portion of pay that is not performance-based. Our goal is to provide competitive base pay levels. The Compensation Committee considered each NEO’s skills, experience, level of responsibility, performance and contribution to our Company. The Compensation Committee also took into account in conjunction with the NEO’s specific areas of responsibilities and objectives, each NEO’s contribution to the Company’s overall success as a member of the management team. The Compensation Committee considers the relative compensation levels among all the members of the management team to ensure the Company’s executive compensation programs are internally consistent and equitable. All salaries are reviewed at least annually and subject to future adjustment by the Compensation Committee.

Equity Compensation

All of our employees and directors are eligible to receive options, shares of restricted stock, and/or restricted stock units under our 2012 Stock Incentive Plan (the “2012 Stock Plan”).

The Compensation Committee does not automatically grant equity to NEOs every year. The Compensation Committee takes into account the various factors outlined in the discussion of base salary above as well as the Company’s financial performance and its impact on stockholder value and also analyzes existing NEO equity holdings and prior equity awards to take into account whether additional grants are appropriate and necessary to recalibrate the cash-equity balance of NEO compensation packages.

On March 3, 2020, the Compensation Committee granted stock options and shares of restricted stock to Mr. Polley under the 2012 Stock Plan (subject to time-based besting) as an inducement for Mr. Polley to join the Company.

On December 31, 2020, the Compensation Committee granted stock options and shares of restricted stock to Mr. Arends and Mr. Horowitz under the 2012 Stock Plan (subject to time-based vesting), based on the compensation review discussed above. The Compensation Committee determined the size of Mr. Arends’ and Mr. Horowitz’s equity grants based on a consideration of their existing stock ownership and outstanding equity grants awarded in prior years. Given the corresponding vesting schedules, we believe that these equity grants will help further motivate Mr. Arends and Mr. Horowitz to continue to focus on the long-term success of our business enterprise.

You can find more information regarding these grants, including the corresponding vesting schedules, by referring to our Outstanding Equity Awards at 2020 Fiscal Year-End Table on pages 18.

Most equity awards for employees are tied to their annual performance reviews and are generally granted following the release of our fourth quarter financial results. We may occasionally make employee grants outside of that review process and such awards typically are granted as of the date the grant is approved. All new-hire awards have a grant date set to correspond to the date of hire. All options have an exercise price set at the closing market price of our Class B common stock on the grant date.

Annual Incentive Plan

The Compensation Committee originally adopted our annual incentive plan in 2006 and as amended to date (the “Incentive Plan”) to motivate and reward key employees for enabling our Company to achieve specified corporate objectives together, to increase the competitiveness of our management compensation packages without increasing our fixed costs, and to align management compensation with key measures of our financial performance.

The Compensation Committee in its discretion determines the maximum amount available for award, in the aggregate, to all plan participants in light of the number of participants and the Company’s resources. The Compensation Committee also determines the participants in the pool. Eligibility determinations are based upon the Compensation Committee’s assessment of the importance of a participant’s role, together with such participant’s overall cash and equity compensation level. Finally, the Compensation Committee determines the measures of performance on which bonus awards are based, using any of the following as it determines in its sole discretion:

•revenues;

•pre-tax income;

•adjusted operating income before amortization;

•operating income before amortization;

•operating income;

•net earnings;

•net income;

•cash flow or funds from operations;

•adjusted earnings per share;

•earnings per share;

•appreciation in the fair market value of our stock;

•cost reduction or savings;

•implementation of critical processes or projects; or

•adjusted earnings before interest, taxes, depreciation and amortization, or adjusted earnings before any of them.

In December 2019, the Compensation Committee determined that for the 2020 fiscal period, a maximum aggregate bonus pool of $513,188 would be available for award to plan participants based upon the achievement of updated revenue (new revenue and total revenue) and adjusted OIBA targets at the highest threshold. The participants for the 2020 fiscal period were Michael Arends and Russell Horowitz. The target bonus payout percentages were 50 to 185% based on the performance target category and were based on achieving specified revenue (new revenue and total revenue) and adjusted OIBA targets for the 2020 fiscal year with each target category weighted 33 1/3%.

In May 2020, due to the impacts of the COVID pandemic on the Company’s business, Messrs. Arends and Horowitz voluntarily chose to reduce their eligibility for the maximum aggregate bonus pool by 25% or $237,350. In addition, the Compensation Committee modified the Annual Incentive Plan to include greater emphasis and allocate a greater proportion of bonus pool amounts to new revenue and total revenue. The weighting of bonus pool amounts allocated to achievement of revenue under the modified plan was 89%.

The Compensation Committee elected to use these revenues and adjusted OIBA targets because it believes that such targets most accurately reflect our growth and improvements in our corporate performance without the impact of certain non-cash and non-recurring expenses which the Company does not regard as ongoing costs of doing business. The Compensation Committee set a range of specific revenue and adjusted OIBA targets based on a review of our actual revenue and adjusted OIBA for the fiscal year ended December 31, 2019 and our budgeted revenue and adjusted OIBA for the 2020 fiscal year. At the low end of the range, the targets were intended to be difficult but realistic given our expectations regarding corporate performance. The high end of the range, intended to reflect “optimum” Company performance, were set in consideration of our projected financial results and were considered “stretch” goals.

The Compensation Committee also has absolute discretion to award no bonuses at all even if the highest target is achieved. For 2020, the Compensation Committee awarded cash bonuses under the Incentive Plan in the amount of $293,740 to Mr. Horowitz and $381,916 to Mr. Arends.

Risk Assessment of Compensation Policies and Practices

We believe our compensation policies and practices do not promote imprudent risk taking. In this regard, we note the following: (i) our annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals; (ii) we do not offer short-term incentives that might drive high-risk investments at the expense of long-term Company value; and (iii) our compensation programs are weighted towards offering long-term incentives that reward sustainable performance, especially when considering our executive share ownership. Accordingly, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2020, are or have been an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2020, none of the Company’s executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity any of whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Summary Compensation Table (1)

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2019 and 2020, as applicable, by our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-equity compensation ($)	All Other Compensation ($) (4)	Total ($)
Michael Arends	2020	297,500	—	185,250	195,000	381,916	11,175	1,070,841
Co-CEO	2019	297,500	—	1,193,160	329,420	611,880	11,040	2,443,000
Russell C. Horowitz (5)	2020	255,000	—	408,600	114,400	293,740	—	1,071,740
Executive Chairman and Co-CEO	2019	255,000	—	541,310	150,880	319,045	—	1,266,235
Ryan Polley	2020	241,667	133,187	331,250	167,500	—	—	873,604
Chief Product and Strategy Officer
John Roswech	2020	400,000	400,000	—	—	—	—	800,000
Chief Revenue Officer
(1)	Includes only those columns relating to compensation awarded to, earned by or paid to the NEOs in 2019 and 2020.
(2)

These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by vesting of a restricted stock award). Amounts represent the aggregate grant date fair value of restricted stock each year computed in accordance with ASC 718, excluding the effect of forfeitures. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to Note 6 to the Consolidated Financial Statements contained in our 2020 Annual Report on Form 10-K filed on March 31, 2021.

(3)

These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Amounts represent the aggregate grant date fair value of option awards each year computed in accordance with ASC 718, excluding the effect of forfeitures. The fair value of the shares underlying the option awards that vest based on time is estimated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of each stock award, refer to Note 6 to the Consolidated Financial Statements contained in our 2020 Annual Report on Form 10-K filed on March 31, 2021.

(4)

Unless otherwise noted, the total of all perquisites and personal benefits of each NEO falls below the reportable amount for disclosure within this table. Mr. Arends’ amounts in 2019 and 2020 exceeded the reportable amount and includes the Company’s 401K matching contribution and auto allowance.

(5)

In October of 2020, Mr. Horowitz received an annual director restricted stock grant of 15,000 shares and 20,000 options under Marchex’s 2012 Stock Incentive Plan with fifty (50%) percent of such shares of restricted stock and options vesting on the first and second annual anniversary of September 26, 2020, respectively, and with vesting in full in the event of a Change in Control.

Outstanding Equity Awards at 2020 Fiscal Year-End (1)

The following table sets forth certain information with respect to the value of all unexercised options and unvested stock awards previously awarded to our NEOs as of December 31, 2020. Certain option and stock awards provide for accelerated vesting, in certain circumstances. For more information on these acceleration provisions, please refer to Potential Payments upon Termination or Change in Control at page 9.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Michael Arends
Restricted Stock	6/15/2017	(3)	—	—	—	—	18,750	36,750
Restricted Stock	4/17/2019	(3)	—	—	—	—	25,500	49,980
Restricted Stock	5/22/2019	(6)	—	—	—	—	97,500	191,100
Stock Options	12/31/2020	(7)	—	195,000	1.96	12/31/2030	—	—
Restricted Stock	12/31/2020	(7)	—	—	—	—	195,000	382,200
Russell C. Horowitz
Restricted Stock	5/22/2019	(6)	—	—	—	—	47,000	92,120
Restricted Stock	9/26/2019	(5)	—	—	—	—	7,500	14,700
Stock Options	10/22/2020	(5)	—	20,000	1.90	9/26/2030	—	—
Restricted Stock	10/22/2020	(5)	—	—	—	—	15,000	29,400
Stock Options	12/31/2020	(7)	—	95,000	1.96	12/31/2030	—	—
Restricted Stock	12/31/2020	(7)	—	—	—	—	95,000	186,200
Ryan Polley
Stock Options	3/2/2020	(3)	—	125,000	2.66	3/2/2030	—	—
Restricted Stock	3/2/2020	(3)	—	—	—	—	125,000	245,000
John Roswech
Stock Options	12/16/2019	(3)	50,000	150,000	3.60	12/16/2029	—	—
Restricted Stock	12/16/2019	(3)	—	—	—	—	150,000	294,000
Restricted Stock	12/16/2019	(8)	—	—	—	—	53,333	104,533

(1)	Includes only those columns for which there are outstanding equity awards at December 31, 2020. All other columns have been omitted.
(2)

The market value of unvested stock awards is calculated by multiplying the number of unvested stock awards held by the applicable NEO by the closing price of $1.96 per share of our Class B common stock on the NASDAQ Global Select Market on December 31, 2020.

(3)	The shares of restricted stock vest at the rate of 25% on each of the first, second, third, and fourth anniversaries, respectively, of the grant date with accelerated vesting in certain circumstances.
(4)

The options and shares of restricted stock vest 100% on the third anniversary of the grant date assuming continued service as Executive Director on the vesting date with Double-Trigger Change in Control Acceleration and with accelerated vesting in full upon death or disability.

(5)

The annual director grant of option and shares of restricted stock vest 50% on the first and second anniversary of the grant date assuming continued service as Executive Director on the vesting date with vesting in the event of a Change in Control.

(6)

The options and shares of restricted stock vest on the fifth annual anniversary of the grant date with accelerated vesting as follows: (a) 50% of such options and shares of restricted stock vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of eighteen (18) months or performance attainment (2019 revenue exceeding 120% of 2018 level, 2019 adjusted OIBA exceeding specified multiples of 2018 level, or the Class B common stock share price for twenty (20) consecutive trading days exceeding 150% of the initial 2019 twenty (20) consecutive trading day average), (b) such remaining unvested options and shares of restricted stock vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of thirty (30) months or performance attainment (trailing twelve (12) month revenue exceeding 127% of 2018 level, trailing twelve (12) month adjusted OIBA exceeding specified multiples of 2018 level higher than the initial performance target above, or the Class B common stock share price for twenty (20) consecutive trading days exceeding 160% of the initial 2019 twenty (20) consecutive trading day average, and (c) with Double-Trigger Change in Control Acceleration.

(7)

The options and shares of restricted stock vest on the fifth annual anniversary of the grant date with accelerated vesting as follows: (a) 50% of such options and shares of restricted stock vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of eighteen (18) months or performance attainment (2021 revenue (or trailing twelve (12) months revenue) exceeding 120% of 2020 level, 2021 adjusted OIBA (or trailing twelve (12) months adjusted OIBA) exceeding specified multiples of 2020 level, or the Class B common stock share price for twenty (20) consecutive trading days exceeding 150% of the initial 2020 consecutive trading day average), (b) such remaining unvested options and shares of restricted stock vest upon attainment of specified revenue, adjusted OIBA or share price targets at the later of thirty (30) months or performance attainment (trailing twelve (12) month revenue exceeding 127% of 2020 level, trailing twelve (12) month adjusted OIBA exceeding specified multiples of 2020 level higher than the initial performance target above, or the Class B common stock share price for twenty (20) consecutive trading days exceeding 160% of the initial 2020 consecutive trading day average, and (c) with Double-Trigger Change in Control Acceleration.

(8)	The shares of restricted stock vest at the rate of 33% on each of the first, second, and third anniversaries, respectively, of the grant date with accelerated vesting in certain circumstances.

Potential Payments upon Termination or Change in Control

Employment Arrangements

Effective on April 21, 2016, pursuant to the Compensation Committee’s review of long-term incentives and annual compensation for executive officers, we entered into an Amended and Restated Executive Officer Employment Agreement with Mr. Michael Arends.

The Amended and Restated Executive Officer Employment Agreement for Mr. Arends provides for the following: (i) that the excise tax gross-up provision contained in the Retention Agreement shall terminate and have no further force and effect, and (ii) in the event the Company terminates executive’s employment for any reason other than Cause, or executive terminates his employment for Good Reason (regardless of a Change in Control) and subject to executive’s execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (a) a lump sum payment equal to one (1) times executive’s then annual salary payable at the time of termination, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the benefits under his Retention Agreement, (b) payment by the Company of its share of medical, dental and vision insurance premiums under COBRA (“Health Benefits”) for executive and executive’s dependents for the 12 month period following the separation date or such lesser period as executive remains eligible under COBRA, unless the termination of executive’s employment occurs within 12 months following a Change in Control, in which case executive will receive the benefits under executive’s Retention Agreement; and (c) and an additional one (1) year of time-based vesting on any unvested options, restricted stock and restricted stock units as of the separation date. In the event that executive’s employment terminates due to death or disability, and subject to execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits: (i) payment by the Company of Health Benefits for the 18 month period following the separation date or such lesser period as executive remains eligible under COBRA, and (ii) one hundred percent (100%) of all performance and time-based unvested options, restricted stock and restricted stock units will immediately vest upon executive’s separation date. Additionally, one hundred percent (100%) of all performance and time based options, restricted stock and restricted stock units not already vested, shall become immediately vested upon the occurrence of both (a) a Change in Control, (b) followed by the first to occur of (i) a termination of executive’s employment by the Company or any successor thereto without Cause, (ii) a material diminution in the nature or scope of executive’s duties, responsibilities, authorities, powers or functions that constitutes Good Reason, or (iii) the twelve month anniversary of the occurrence of the Change in Control provided that executive then remains an employee of the Company or its successor (collectively, the “Double-Trigger Change in Control Acceleration”).

In the event that Mr. Polley or Mr. Roswech is terminated by the Company without cause, such person will receive a lump sum payment in an amount equal to three (3) month of base salary as severance.

Restricted Stock and Restricted Stock Units Agreements

On June 15, 2017, Mr. Arends received 75,000 shares of restricted stock under our 2012 Stock Incentive Plan pursuant to a review by our Compensation Committee of equity incentives for NEOs.  These shares of restricted stock are subject to certain conditions on vesting as well as Double-Trigger Change in Control Acceleration.

On April 17, 2019, Mr. Arends received 34,000 shares of restricted stock under our 2012 Stock Incentive Plan pursuant to a review by our Compensation Committee of equity incentives for NEOs.  These shares of restricted stock are subject to certain conditions on vesting as well as Double-Trigger Change in Control Acceleration.

On May 22, 2019, we granted 94,000 and 195,000 shares of restricted stock under our 2012 Stock Incentive Plan to Mr. Horowitz and Mr. Arends, respectively, pursuant a review by our Compensation Committee of equity incentives for NEOs.   These shares of restricted stock are subject to certain conditions on vesting as well as Double-Trigger Change in Control Acceleration.

On September 26, 2019, Mr. Horowitz received an annual director grant of 15,000 shares of restricted stock under our 2012 Stock Incentive Plan with 50% of such shares vesting on the first and second annual anniversary of the grant date, respectively, and with accelerated vesting in full in the event of a Change in Control.

On March 3, 2020, Mr. Polley received 125,000 shares of restricted stock under our 2012 Stock Incentive Plan as an inducement to join the Company. These shares of restricted stock are subject to certain conditions on vesting as well as accelerated vesting in full in the event of a Change in Control.

On December 31, 2020, we granted 95,000 and 195,000 shares of restricted stock under our 2012 Stock Incentive Plan to Mr. Horowitz and Mr. Arends, respectively, pursuant a review by our Compensation Committee of equity incentives for NEOs.   These shares of restricted stock are subject to certain conditions on vesting as well as Double-Trigger Change in Control Acceleration.

On October 22, 2020, Mr. Horowitz received an annual director grant of 15,000 shares of restricted stock under our 2012 Stock Incentive Plan with 50% of such shares vesting on the first and second annual anniversary of September 26, 2020, respectively, and with accelerated vesting in full in the event of a Change in Control.

Option Agreements

On March 3, 2020, we granted 125,000 options under our 2012 Stock Incentive Plan to Mr. Polley as an inducement to join the Company. These options are subject to certain conditions on vesting as well as accelerated vesting in full in the event of a Change in Control.

On December 31, 2020, we granted 95,000 and 195,000 options under our 2012 Incentive Stock Plan to Mr. Horowitz and Mr. Arends, respectively, pursuant a review by our Compensation Committee of equity incentives for NEOs.   These options are subject to certain conditions on vesting as well as Double-Trigger Change in Control Acceleration.

On October 22, 2020, Mr. Horowitz received an annual director grant of 20,000 options under our 2012 Stock Incentive Plan with 50% of such options vesting on the first and second annual anniversary of September 26, 2020, respectively, and with accelerated vesting in full in the event of a Change in Control.

Retention Agreement

On October 2, 2006, we entered into a retention agreement with Mr. Arends.

The retention agreement provides that in the event of a Change in Control, Mr. Arends would be entitled to a lump sum payment equal to two times the amount calculated by adding (1) his annual salary at that time plus (2) the greater of (a) any bonus he earned with respect to the prior fiscal year, or (b) his pro rata portion of the aggregate bonus pool under our Incentive Plan for the current year assuming achievement under the Incentive Plan of the maximum performance targets for such year. With respect to Mr. Arends, if within twelve (12) months following a Change in Control: (1) the Company shall terminate his employment with the Company without cause, or (2) he shall voluntarily terminate such employment for Good Reason, the Company shall provide reimbursement of health care premiums for him and his dependents, for a period of eighteen (18) months from the date of his termination, to the extent that he is eligible for and elects continuation coverage under COBRA (provided that such reimbursement shall terminate upon commencement of new employment by an employer that offers health care coverage to its employees). In consideration for the Company’s willingness to enter into an amended and restated employment agreement with Mr. Arends, he relinquished the excise tax gross-up provision which was contained in the retention agreement.

Procedures for Review and Approval of Related Person Transactions

Our Audit Committee is responsible under its charter for reviewing and approving in advance any proposed related party transactions which would require disclosure under Item 404(a) of Regulation S-K and reporting to the Board of Directors on any approved transactions. The Audit Committee is responsible for ensuring that such relationships are on terms commensurate with those that would be extended to an unrelated third party.

Compensation of Directors

The Compensation Committee is responsible for periodically reviewing and recommending to the Board of Directors the compensation of our independent directors. The following table summarizes compensation earned during 2020 by each of our directors, except Mr. Horowitz, who served as our Executive Director since August 21, 2017 and as our Executive Chairman since April 9, 2019 and whose compensation is reflected in the Summary Compensation Table:

2020 Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Total ($)
Dennis Cline	30,000	28,500	38,000	96,500
Donald Cogsville	30,000	28,500	38,000	96,500
M. Wayne Wisehart	30,000	28,500	38,000	96,500
(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to non-employee directors for their services.
(2)

The amounts in the stock awards column reflect the aggregate grant fair value of stock awards granted to directors in 2020 in accordance with ASC Topic 718. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock).

The aggregate number of equity awards outstanding as of December 31, 2020 were:

Name	Stock Awards (#)	Option Awards (#)	Total
Dennis Cline	37,500	55,000	92,500
Donald Cogsville	45,000	55,000	100,000
M. Wayne Wisehart	37,500	55,000	92,500

In October 2020, based upon the elections of the individual directors at our 2020 annual meeting of stockholders and in accordance with Marchex’s previously announced director compensation policy: (i) the Company granted (i) 15,000 restricted shares of Class B common stock at a purchase price of $.01 per share; and (ii) 20,000 options at an exercise price of $1.90 per share, the exercise price being the closing price of the Company’s stock price on October 22, 2020, in each case under Marchex’s 2012 Stock Incentive Plan to each of Marchex’s directors as compensation for their annual board service. Fifty percent (50%) of such shares of restricted stock and options shall vest on the first and second annual anniversary of September 26, 2020, respectively, and with vesting in full upon a Change in Control in each case assuming continued service on Marchex’s Board of Directors for such period. In addition, Marchex agreed to pay $7,500 in cash per quarter for each independent directors’ annual director service.

Equity Compensation Plans

Amended and Restated 2003 Stock Incentive Plan. Our 2003 Stock Incentive Plan, effective on March 30, 2004, was adopted by our Board of Directors and approved by our stockholders on March 30, 2004 (the “2003 Stock Plan”). The 2003 Stock Plan provided for the granting of shares of Class B common stock to employees, directors, and consultants of Marchex, its affiliates and strategic partners and provided for the following types of grants:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code, sometimes known as ISOs;
•	non-statutory stock options, which are options not intended to qualify as ISOs, sometimes known as non-qualified options; and
•	right to purchase shares pursuant to restricted stock purchase agreements.

The 2003 Stock Plan was amended in May of 2010 and provided for grants of restricted stock units to eligible participants under the 2003 Stock Plan. No further awards were made under the 2003 Stock Plan after December 31, 2012 and the 2012 Stock Plan covered the anticipated balance of shares available under the 2003 Stock Plan.

2012 Stock Incentive Plan. Our 2012 Stock Incentive Plan, effective on April 2, 2012, was adopted by our Board of Directors and approved by our stockholders on May 4, 2012 (the “2012 Stock Plan”). The 2012 Stock Plan provides for the granting of shares of Class B common stock to employees, directors, and consultants of Marchex, its affiliates and strategic partners and provides for the following types of grants:

•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code, sometimes known as ISOs;
•	non-statutory stock options, which are options not intended to qualify as ISOs, sometimes known as non-qualified options;
•	right to purchase shares pursuant to restricted stock purchase agreements; and

•	restricted stock units.

2014 Employee Stock Purchase Plan. Our 2014 employee stock purchase plan was adopted by our Board of Directors on March 8, 2013 and approved by our stockholders on May 3, 2013 (the “2014 Employee Stock Purchase Plan”). The 2014 Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and permits eligible employees to purchase our Class B common stock for amounts up to 15% of their compensation in purchase periods under the plan. Under the 2014 Employee Stock Purchase Plan, no employee will be permitted to purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each purchase period. We have authorized an aggregate of 225,000 shares of our Class B common stock for issuance under the 2014 Employee Stock Purchase Plan to participating employees. The 2014 Employee Stock Purchase Plan provides for purchase periods which shall be determined by the Board of Directors and the purchase price of shares of Class B common stock available under the purchase plan shall be equal to 95% of the closing price of the shares of Class B common stock on the last business day of each purchase period.

Equity Compensation Plan Information

The following table sets forth certain information regarding our Class B common stock that may be issued upon exercise of options, warrants and other rights under all of our existing equity compensation plans as of December 31, 2020:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted average exercise price of outstanding options, warrants and rights ($) (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (#) (c)
Equity compensation plans approved by security holders:
2003 amended and restated stock incentive plan, as amended (1)	106,638		6.38		—
2012 stock incentive plan (2)	3,894,533	(3)	3.76	(4)	—
2014 employee stock purchase plan	—		—		76,511
Total	4,001,171		3.82	(4)	76,511

The weighted-average exercise price in column (b) is calculated based on outstanding stock options. It does not take into account shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

(1)	After December 31, 2012, no awards were made under the 2003 Stock Plan. Consists of stock options to purchase shares of our Class B common stock.
(2)

We have reserved 22,214,886 shares of Class B common stock for issuance under our 2012 Stock Plan, which includes an increase of 2,056,116 shares to the authorized number of shares available under the plan, which occurred on January 1, 2021.

(3)	Consists of stock options to purchase 3,313,309 shares of Class B common stock and restricted stock units representing the right to purchase 581,244 shares of our Class B common stock.
(4)	Calculated exclusive of outstanding restricted stock units.

PROPOSAL THREE—APPROVAL OF THE 2021 STOCK INCENTIVE PLAN

(Item 3 on Proxy Card)

Introduction

On August 10, 2021 our Board of Directors adopted, subject to stockholder approval, the Company’s proposed 2021 Stock Incentive Plan, with a term of ten years. Our 2012 Stock Incentive Plan (the “2012 Plan”) is nearing the end of its original ten year term. No awards will be made under the 2012 Plan after December 31, 2021.

We believe that appropriate equity incentives are critical to attracting and retaining the best employees. The approval of this Proposal will enable us to continue to provide these incentives, which have become a standard element of compensation for companies in our industry.

Key Features Designed to Protect Stockholders’ Interests

The 2021 Stock Incentive Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value, and its provisions are substantially similar to the 2012 Plan, as demonstrated by the following 2021 Stock Incentive Plan features:

•	Independent Administrator. The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, is the 2021 Stock Incentive Plan administrator.

•	Repricing Prohibited. Stockholder approval is required for any repricing of underwater awards.

•

No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our common stock on the date the award is granted and a term no longer than ten years’ duration.

•	Per-Participant Limits on Awards. The 2021 Stock Incentive Plan limits the size of awards that may be granted during any one year to any one participant.

•

Award Design Flexibility. Different kinds of awards may be granted under the 2021 Stock Incentive Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The 2021 Stock Incentive Plan permits the grant of performance-based stock awards that vest or are payable only upon the attainment of specified performance goals.

•

No Liberal Definition of Change in Control. Any award benefits triggered by a change in control transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.

Our Board of Directors has full discretion to determine the number of awards to be granted to participants under the 2021 Stock Incentive Plan, subject to an annual limitation on the total number of awards that may be granted to any employee. Before the 2021 annual meeting, the Company will not grant any awards under the 2021 Stock Incentive Plan.

The following is a summary of the principal features of the 2021 Stock Incentive Plan, but it is qualified in its entirety by reference to the full text of the 2021 Stock Incentive Plan, which appears as Appendix A to this Proxy Statement. All references to common stock in this summary are references to our Class B common stock.

Summary of the 2021 Stock Incentive Plan

Background and Purpose

Our Board of Directors adopted the 2021 Stock Incentive Plan to promote long-term growth and profitability by providing key people with incentives to improve the value of the Company and contribute to our growth and financial success, and enabling us to attract, retain and reward the best-available personnel.

Eligibility and Participation

Participation in the 2021 Stock Incentive Plan is open to all of our employees, officers, directors and other individuals who provide services to us or any of our affiliates, as the administrator of the 2021 Stock Incentive Plan may select from time to time. Our Compensation Committee serves as the administrator. As of the date of this Proxy Statement, three non-employee directors and approximately three hundred and fifty employees and other individuals providing services to the Company or any of its affiliates are eligible to participate in the 2021 Stock Incentive Plan. Non-employee directors currently receive awards as described in this proxy statement under Compensation of Directors and the Company's NEOs receive awards as described in this proxy statement under Compensation Discussion and Analysis and Outstanding Equity Awards at 2020 Fiscal Year-End.

Types of Awards

The 2021 Stock Incentive Plan provides for the grant of stock options, stock appreciation rights, and other stock-based awards (including performance awards), as each is described more fully below, which may be granted separately or in tandem with other awards. The administrator is responsible for determining the prices, expiration dates, any time-based or other vesting schedule and other material conditions governing the exercise of the awards granted under the 2021 Stock Incentive Plan. We may make or guarantee loans to assist award holders in the exercise of awards or to satisfy any withholding tax obligations arising from awards granted under the 2021 Stock Incentive Plan, to the extent permitted by law. Securities laws, however, preclude us from making or guaranteeing any such loans to our executive officers. Types of awards that may be granted under the 2021 Stock Incentive Plan include:

Stock Options. The administrator may grant tax-qualified incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options. However, only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options. All stock options must have an exercise price equal to or above the fair market value of our shares on the date of grant and a term of no longer than ten years. As of August 9, 2021, the fair market value of a share of our common stock was $2.95 based upon the closing price as reported on the NASDAQ Global Select Market on such date. An option holder may pay the exercise price in cash or by broker-assisted cashless exercise or by any other means that the administrator approves or any combination of the foregoing.

Stock Appreciation Rights. The administrator may grant stock appreciation rights that entitle the holder to receive a payment in cash, shares or a combination of the foregoing, having an aggregate value that is equal to the excess (if any) on the date of exercise of the fair market value of the underlying shares on that date over the base price of the shares specified in the grant agreement. The base price per share specified in the grant agreement cannot be less than the lower of the fair market value of shares on the grant date or the exercise price of any tandem stock option award to which the stock appreciation right is related. No stock appreciation right may have a term longer than ten years’ duration.

Stock-Based Awards. The administrator may grant stock-based awards in such amounts, on such terms and conditions and for such consideration (including no consideration or such minimum consideration as may be required by law), as the administrator determines. A stock award may be restricted or unrestricted and may be denominated and paid in cash, shares or other securities, stock-equivalent units, securities or debentures convertible into shares, or any combination of these.

Performance Awards. The administrator may grant performance-based stock awards that vest or are payable only upon the attainment of specified performance goals. The administrator may determine that the grant of, or lapse of restrictions with respect to, performance-based stock awards may be based upon one or more performance measures or objective performance targets to be attained relative to those performance measures. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions based on the level of performance attained. The administrator is authorized to make adjustments to the method of calculating the attainment of performance measures or targets in recognition of extraordinary or non-recurring items, changes in tax laws, changes in generally accepted accounting principles or accounting policies, changes related to restructured or discontinued operations, the restatement of prior period financial results, or any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

For this purpose, “performance measures” mean the criteria established by the administrator in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies and that relate to any of the following, as it may apply to an individual, one or more business unit(s), divisions or subsidiaries or the whole of the Company:

•

Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); operating income before amortization (“OIBA”) and adjusted OIBA; earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA; operating income before amortization; profit margins; expense levels or ratios; as may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, amortization of intangible assets from acquisitions, acquisition related costs, gain/loss on sales and disposals of intangible assets, lease incentives, costs to exit activities and other non-GAAP financial measures under Regulation G promulgated by the Securities and Exchange Commission;

•	Return Metrics: return on investment, assets, equity or capital (total or invested);

•

Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•

Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the administrator;

•

Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

•

Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; covenant compliance; resolution of significant litigation; and legal compliance or risk reduction; and

•	Other Performance Measures: as may be established by the Administrator from time to time.

The benefits or amounts that are to be allocated (or would have been allocated, if the 2021 Stock Incentive Plan had been in effect) to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards (including options) available under the 2021 Stock Incentive Plan are subject to the discretion of the administrator.

Shares Available Under the 2021 Stock Incentive Plan

The total number of shares of our common stock that may be issued with respect to awards granted under the 2021 Stock Incentive Plan will be 3,500,000, plus an automatic annual increase to be added on January 1 of each year equal to three percent (3%) of the total shares of common stock outstanding on such date (including for this purpose any shares of common stock issuable upon conversion of any outstanding capital stock of the Company). The total number of shares of common stock available for granting incentive stock options intended to qualify under Code section 422 under the 2021 Stock Incentive Plan will be 3,500,000, plus an automatic annual increase to be added on January 1 of each year beginning in 2022 and ending in 2031, equal to the lesser of (i) 2,000,000 shares of common stock or (ii) three percent (3%) of the total shares of common stock outstanding on such date (including for this purpose any shares of common stock issuable upon conversion of any outstanding capital stock of the Company) or (iii) such lesser number as determined by the Board.

If any award, or portion of an award, under the 2021 Stock Incentive Plan or 2012 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of common stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased by or surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award) under this 2021 Stock Incentive Plan or the 2012 Plan, or if any shares are withheld by the Company, the shares subject to such award and the repurchased, surrendered and withheld shares will thereafter be available for further awards under the 2021 Stock Incentive Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any award under this 2021 Stock Incentive Plan or the 2012 Plan or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

The maximum number of shares of common stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this 2021 Stock Incentive Plan will be limited to 4,000,000 shares. Such per-individual limit will not be adjusted to effect a restoration of shares of common stock with respect to which the related sward is terminated, surrendered or canceled.

Each of the limits described above is adjusted to reflect any stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations, exchanges of stock or anything similar. The shares to be issued under the 2021 Stock Incentive Plan are shares of authorized but unissued or reacquired shares or treasury shares, including shares we repurchase on the open market.

Adjustments to Awards

In the event of a stock dividend, stock split or reverse stock split affecting shares, the maximum number of shares for which awards may be granted under the 2021 Stock Incentive Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding awards, are adjusted to reflect such event.

Except as stated above, in the event of any change affecting shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange (other than any such change that is part of a transaction resulting in a “Change in Control” of the Company (as defined in the 2021 Stock Incentive Plan)), the administrator, in its discretion and without the consent of the holders of the awards, shall make appropriate adjustments to the maximum number and type of shares reserved for issue or with respect to which awards may be granted under the 2021 Stock Incentive Plan (in the aggregate, with respect to any individual during any one calendar year and with respect to which awards that are intended to be tax-qualified as incentive stock options under the Code); and any adjustments in outstanding awards, including, but not limited to, modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a Change in Control of the Company or if the Company is to be consolidated with or acquired by another entity in a merger, consolidation, private sale or sale of all or substantially all of the Company’s assets or otherwise (any of the foregoing, an “Acquisition”), the administrator of the 2021 Stock Incentive Plan or the board of directors of any entity assuming the obligations of the Company under the 2021 Stock Incentive Plan (the “Successor Board”), will, as to outstanding stock options, either (i) make appropriate provision for the continuation of such stock options by substituting on an equitable basis for the shares of common stock then subject to such stock options either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the holders, provide that all options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) at the end of which period the options will terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

With respect to outstanding awards other than stock options, the administrator of the 2021 Stock Incentive Plan or the Successor Board, will either (x) make appropriate provisions for the continuation of such awards by substituting on an equitable basis for the shares then subject to such awards either the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of any successor or acquiring entity; or (y) upon written notice to the holders, provide that all such awards must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the awards will terminate; or (z) terminate all such other awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such awards (to the extent then vested after taking into account any applicable acceleration of vesting) over the base or purchase price thereof, if any. In addition, in the event of an Acquisition, the administrator may waive any or all Company repurchase rights with respect to outstanding awards.

Further, in the event that a “Change in Control” of the Company (as defined in the 2021 Stock Incentive Plan) occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such award becomes payable (or a pro rata portion of the lapse restrictions lapses, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

Without the consent of award holders, the administrator may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company, the financial statements of the Company or any affiliate, changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Stock Incentive Plan.

Amendment and Termination

Our Board of Directors may terminate, amend or modify the 2021 Stock Incentive Plan or any portion of it at any time without stockholder approval, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board of Directors and the administrator agree that they will not make any amendments, issue any awards or take any action under the 2021 Stock Incentive Plan unless such action complies with the relevant listing rules.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the 2021 Stock Incentive Plan, based upon the provisions of the Code as of the date of this Proxy Statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the 2021 Stock Incentive Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. 2021 Stock Incentive Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the 2021 Stock Incentive Plan.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by us for federal income tax purposes.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2021 STOCK INCENTIVE PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, officers and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports the Company has received, or written representations that no other reports were required for those persons, the Company believes that its directors, officers and 10% stockholders complied with all applicable filing requirements during 2020.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals of stockholders of the Company intended to be presented for consideration at our 2022 Annual Meeting of Stockholders must be received by the Company no later than April 22, 2022 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholder proposals should be addressed to the attention of the Company’s Secretary, 520 Pike Street, Suite 2000, Seattle, Washington 98101. Stockholders who wish to present a proposal at our 2022 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, should send notice to the Company by August 2, 2022. If a stockholder proposal is not submitted by this date and it is properly brought before our 2022 Annual Meeting of Stockholders, we may exercise voting discretion to vote the proxies that the Board of Directors solicits for our 2022 Annual Meeting of Stockholders on such stockholder proposal in accordance with our best judgment. If a stockholder makes a timely notification, the people we name as proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC. The corresponding proposal submission date for our 2021 Annual Meeting of Stockholders was August 2, 2021. We have discretionary authority to vote the proxies that the Board of Directors solicits for our 2021 Annual Meeting of Stockholders on any stockholder proposals properly brought before our 2021 Annual Meeting of Stockholders with respect to which the Company was not notified by that date.

2020 ANNUAL REPORT ON FORM 10-K AND SEC FILINGS

Our financial statements for the fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at www.marchex.com (See About Us-Investor Relations-SEC Filings) and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Marchex Investor Relations, 520 Pike Street, Suite 2000, Seattle, Washington 98101, or by calling (206) 331-3300

APPENDIX A

MARCHEX, INC.

2021 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Marchex, Inc., a Delaware corporation (the “Company”), hereby establishes the MARCHEX, INC. 2021 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

After December 31, 2021, no further awards will be made under the Company’s 2012 Stock Incentive Plan (the “2012 Plan”).

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities “) by any “Person” or “Group” (as such terms are used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person or Group has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, in determining whether or not a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company, (ii) the Company, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (iv) any holder of the Company’s Class A Common Stock as of the date hereof;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) the consummation of:

(a) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

A. the shareholders of the Company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

B. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving

Corporation or a corporation owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation, and

C. no Person or Group, other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company immediately prior to such merger, consolidation, or reorganization, or (iv) any holder of the Company’s Class A Common Stock as of the date hereof, owns twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities; or

(b) a complete liquidation or dissolution of the Company; or

(c) the sale or disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur; and with respect to any deferred compensation subject to Code section 409A, a Change in Control shall exclude any transaction that is not a “change in control event” for purposes of Code section 409A.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of Class B common stock of the Company, par value of $0.01 per share.

(h) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(i) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j) “Performance Measures” mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies:

(i) Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); operating income before amortization (“OIBA”) and adjusted OIBA; earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA; profit margins; expense levels or ratios; as may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, amortization of intangible assets from acquisitions, acquisition related costs, gain/loss on sales and disposals of intangible assets, lease incentives, costs to exit activities and other non-GAAP financial measures under Regulation G promulgated by the Securities and Exchange Commission;

(ii) Return Metrics: return on investment, assets, equity or capital (total or invested);

(iii) Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(iv) Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Administrator;

(v) Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

(vi) Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; covenant compliance; resolution of significant litigation; and legal compliance or risk reduction; and

(vii) Other Performance Measures: as may be established by the Administrator from time to time.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; including any time-based or other vesting schedule; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall be 3,500,000, plus an automatic annual increase to be added on January 1 of each year equal to three percent (3%) of the total shares of Common Stock outstanding on such date (including for this purpose any shares of Common Stock issuable upon conversion of any outstanding capital stock of the Company). Subject to adjustments as provided in Section 7(d) of the Plan, the total number of shares of Common Stock available for granting incentive stock options intended to qualify under Code section 422 under the Plan shall be 3,500,000, plus an automatic annual increase to be added on January 1 of each year beginning in 2022 and ending in 2032, equal to the lesser of (i) 2,000,000 shares of Common Stock or (ii) three percent (3%) of the total shares of Common Stock outstanding on such date (including for this purpose any shares of Common Stock issuable upon conversion of any outstanding capital stock of the Company) or (iii) such lesser number as determined by the Board.

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan or 2012 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award) under this Plan or the 2012 Plan, or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award under this Plan or the 2012 Plan or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 4,000,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards.

(i) The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii) The Administrator may grant performance-based stock awards that vest or are payable only upon the attainment of specified performance goals. The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.

(iii) Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company or if the Company is to be consolidated with or acquired by another entity in a merger, consolidation, private sale or sale of all or substantially all of the Company’s assets or otherwise (any of the foregoing, an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding stock options, either (i) make appropriate provision for the continuation of such stock options by substituting on an equitable basis for the shares of Common Stock then subject to such stock options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the holders, provide that all options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof. With respect to outstanding Awards other than stock options, the Administrator or the Successor Board, shall either (x) make appropriate provisions for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (y) upon written notice to the holders, provide that all such Awards must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Awards shall terminate; or (z) terminate all such other Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then vested after taking into account any applicable acceleration of vesting) over the base or purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Awards.

(iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted and shall not reduce the number of shares available for grant under the Plan.

(f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k) 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board: August 10, 2021 ________________

Date Approved by the Stockholders: ___________

MMMMMMMMMMMM    MARCHEX, INC. MMMMMMMMMMMMMMM  C123456789    MMMMMMMMM    000004    ENDORSEMENT_LINE______________  SACKPACK_____________     MR  A  SAMPLE  DESIGNATION  (IF  ANY)  ADD  1  ADD  2  ADD  3  ADD  4  ADD  5  ADD  6    Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outsidethe designated areas.    000000000.000000  ext  000000000.000000  ext  000000000.000000  ext  000000000.000000  ext  000000000.000000  ext  000000000.000000  ext    Your vote matters – here’s how to vote!   You may voteonline or by phoneinsteadofmailing thiscard.    Votes submitted electronically must be  received by 11:59 p.m., Eastern Time, on  September 30, 2021.   Online  Go to www.investorvote.com/MCHX or scan  the QR code — login details are located in  the shaded bar below.   Phone   Call toll free 1-800-652-VOTE (8683) within  the USA, US territories and Canada   Save paper, time and money!  Sign up for electronic delivery at  www.investorvote.com/MCHX   Annual Meeting Proxy Card 123456789012345 •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THEBOTTOM PORTION IN THEENCLOSED ENVELOPE. •    —–Proposals — The Board of Directors recommends a vote IN FAVOR OF the directors listed in Proposal 1and a vote IN FAVOR OF Proposals 2  and 3. A  +  1. To elect four directors to serve on the Company’s Board of Directors until their successors are duly elected and qualified:  For Withhold For Withhold For Withhold   01 -Dennis Cline    02 -Donald Cogsville    03 -Russell C. Horowitz    04 -M. Wayne Wisehart   For Against Abstain For Against Abstain   2. To ratify the appointment of Moss Adams LLP as the Company’s  3. To approve the Marchex, Inc. 2021 Stock Incentive Plan  independent registered public accounting firm for the fiscal  year ending December 31, 2021  4. In accordance with the discretion of the proxy holders, to act upon all matters incident to  the conduct of the meeting and upon such other matters as may properly come before  the meeting.  This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE  ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND A VOTE IN FAVOR OF PROPOSALS 2 AND 3.   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowB  NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    MR  A  SAMPLE  (THIS  AREA  IS  SET  UP  TO  ACCOMMODATE  C  1234567890  J  N  T    140  CHARACTERS)  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND1UPX  512544  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MMMMMMM  +    03I55B

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — MARCHEX, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held October 1, 2021 and the Proxy Statement, and appoints Michael Arends and Francis Feeney, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Marchex, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders of the Company to be held at Marchex, Inc., 520 Pike Street, Suite 2000, Da Vinci Boardroom, Seattle, Washington, on October 1, 2021 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below and on the reverse side. Please mark, date, sign and return this proxy promptly in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.   The Proxy Statement and the Annual Report to Stockholders are available at:   www.investorvote.com/MCHX.    Small steps make an impact.   Help the environment by consenting to receive electronic  delivery, sign up at www.investorvote.com/MCHX    •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THEBOTTOM PORTION IN THEENCLOSED ENVELOPE. •    Proxy — MARCHEX, INC.   +    CLASS B COMMON STOCK  ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 1, 2021   THIS PROXY IS SOLICITED ON BEHALF OF  THE BOARD OF DIRECTORS OF MARCHEX, INC.   The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held October 1, 2021 and the  Proxy Statement, and appoints Michael Arends and Francis Feeney, and each of them, the Proxy of the undersigned, with full power of substitution, to vote  all shares of Class B common stock of Marchex, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf  of any entities, at the Annual Meeting of Stockholders of the Company to be held at Marchex, Inc., 520 Pike Street, Suite 2000, Da Vinci Boardroom,  Seattle,Washington,onOctober1,2021at10:00a.m. PacificTime,andatany adjournmentsorpostponementsthereof,withthesameforceandeffectas the  undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in